Exhibit 8


                        [Dorsey & Whitney LLP Letterhead]



                                  July 24, 1997




Imation Corp.
1 Imation Place
Oakdale, Minnesota 55128

Dear Ladies and Gentlemen:


                  We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on June 9, 1997, Amendment No. 1 thereto filed on July 18, 1997 and Amendment No. 2 thereto filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of a wholly owned subsidiary of Imation Corp. with and into Cemax-Icon, Inc. (the "Merger"). This opinion is delivered in accordance with the requirements of Item 601(b)(8) of the Regulation S-K under the Securities Act.


                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, as amended, the Proxy Statement/Prospectus included therein (the "Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.


                  We hereby opine that all material federal income tax consequences of the Merger and the related transactions described in the Registration Statement are as set forth under the caption "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus and hereby confirm that the discussions of such tax consequences in the Proxy Statement/Prospectus under the captions "SUMMARY--Certain Federal Income Tax Consequences" and "THE MERGER--Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

                  We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the references to our name under the caption "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                    Very truly yours,

                                    /s/ Dorsey & Whitney LLP

BJS